EXHIBIT 99.1

AVAX One Announces Development of Initial 10 MW Tier 3 AI/HPC Powered Land in Alberta

Announces Formal and Transformative Expansion into AI/HPC Data Center Infrastructure, Positioning AVAX One at the Intersection of Digital Assets and Compute-Driven Demand

WEST PALM BEACH, FL, April 20, 2026 (GLOBE NEWSWIRE) — AVAX One Technology Ltd. (Nasdaq: AVX) (“AVAX One” or the “Company”), today announced the execution of a Letter of Intent (with a definitive agreement to be negotiated and entered into within 30 days) with BlueFlare Energy Solutions Inc. (“BlueFlare”), an Alberta-based infrastructure developer, for the development of powered land capable of supporting a 10 MW AI/HPC Edge Compute facility. This initiative represents the Company’s formal expansion into the data center and digital infrastructure vertical, positioning AVAX One to participate in the rapidly accelerating demand for AI and high-performance computing capacity.

The initiative addresses the power bottleneck which is a foundational constraint for AI/HPC Edge computing capacity by presenting a scalable and replicable micro grid model in 10 MW increments. This advantageous differentiator is a key element to enabling the Company to achieve recurring revenue at scale. This transformative event demonstrates a power synergy with the Company’s existing Avalanche treasury and on-chain strategy by positioning the Company at the intersection of on-chain finance and the physical compute structure that will power it. Furthermore, this creates a clear path to recurring high-margin revenue through long-term infrastructure agreements with end clients thus creating sustainable shareholder value opportunities.

“Executing this Letter of Intent marks a transformative milestone in our evolution into a diversified digital infrastructure company,” said Jolie Kahn, Chief Executive Officer of AVAX One. “We view AI and high-performance computing infrastructure as a natural extension of our broader mandate to build institutional-grade exposure to the next generation of digital infrastructure. As global demand for compute continues to accelerate, we believe access to reliable, cost-efficient power has emerged as the primary constraint on data center deployment.”

“By developing Tier 3-ready powered land supported by on-site, behind-the-meter natural gas generation, we are directly addressing this bottleneck while creating scalable, revenue-generating infrastructure assets for our shareholders. Alberta provides structural competitive advantages as a result of the low cost of natural gas and existing brownfield assets, as well as a friendly environment for permitting and other regulatory requirements and AESO grid optionality. These advantages enable us to implement development with speed and cost benefits which most competitors cannot match. This expansion builds on our existing expertise at the intersection of energy and compute, as well as reflects a deliberate evolution toward owning and operating both the digital and physical infrastructure underpinning the onchain and AI-driven economies.”

Under the definitive agreement (to be executed within 30 days from this Letter of Intent), BlueFlare will serve as development manager and owner’s representative to identify, engineer, permit, procure, and construct approximately 10 MW of total power capacity on a site located within a 50-mile radius of Calgary, Alberta. The project prioritizes brownfield sites featuring existing natural gas-fired generation assets to accelerate timelines and reduce permitting risks.

The powered land will be designed to achieve Uptime Institute Tier 3 certification, incorporating concurrent maintainability, redundant power distribution paths, and a multi-source architecture. Primary power will come from natural gas generation, supplemented by AESO grid interconnection (where viable), Battery Energy Storage Systems (BESS) for ride-through and frequency regulation, and diesel backup for final-tier redundancy.

By utilizing flared natural gas as the primary power source, AVAX One’s ability to rely on a fixed source of power, rather than being subject to price fluctuations and grid curtailments during peak usage, which are common occurrences with grid power-based systems. In addition, the modular microgrid design creates a replicable and scalable blueprint for future deployments in Alberta and potentially in other areas throughout North America.

Key Project Highlights:

●	Total Site Power Capacity: Minimum 10 MW

●	Mission-Critical Power: Minimum 7 MW

●	Target Delivery: Powered land ready for end-client deployment in Q1 2027

●	Primary Power Source: Natural gas-fired generation (brownfield priority)

●	Resilience Features: BESS + diesel backup to support Tier 3 requirements

●	Location: Within 50 miles of Calgary, Alberta, leveraging Alberta’s abundant natural gas infrastructure and AESO grid access

The total anticipated project cost is approximately $30 to $35 million, with payments tied to milestone deliverables including site selection, feasibility, permitting, design, procurement, construction, and final commissioning. Once completed, the powered land is expected to be contracted to a qualified Edge Compute client under a long-term infrastructure agreement, generating recurring revenue while supporting high-value AI and high-performance computing workloads.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is the first publicly traded Avalanche Treasury company, building the premier institutional gateway to the onchain financial economy powered by the Avalanche blockchain network. Through AVAX accumulation, onchain yield, and strategic acquisitions, the Company aims to compound long-term value for its shareholders while supporting the growth of the Avalanche ecosystem. Led by a team of veterans from institutional finance and public company backgrounds and advised by leaders from across the digital asset industry, AVAX One is being built to be a scalable, regulated gateway for public market investors to participate in the growth of the onchain economy. For more information, visit www.avax-one.com.

About BlueFlare Energy Solutions Inc.

BlueFlare Energy Solutions Inc. is a decentralized energy infrastructure and solutions provider operating at the intersection of natural gas, power generation, and high-performance computing. The company specializes in the design, deployment, and operation of modular, behind-the-meter energy systems, including mobile natural gas generation and integrated compute infrastructure. BlueFlare delivers end-to-end services spanning project development, engineering, construction, and ongoing operations, with a focus on optimizing energy utilization, reducing emissions, and monetizing underutilized resources through scalable, distributed power and data solutions.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prosperoadvisors.xyz

AVAX One Reports Preliminary First Quarter 2026 Financial Results; Reiterates Full Year 2026 Guidance

Preliminary Q1 2026 Revenue up more than 2x Sequentially to Approximately $2.4 Million

Expansion into Tier 3 AI/HPC Data Center Infrastructure is Underway

WEST PALM BEACH, FL, April 23, 2026 (GLOBE NEWSWIRE) — AVAX One Technology Ltd. (Nasdaq: AVX) (“AVAX One” or the “Company”), today announced preliminary financial and operational results for the three months ended March 31, 2026.

Preliminary Q1 2026 Revenue and Liquidity Highlights

Based on preliminary results for the quarter ended March 31, 2026, the Company expects to report a revenue increase of more than double to $2.4 million compared to Q4 2025. The increase was primarily driven by increased Avalanche staking rewards and Bitcoin mining revenue. In addition, AVAX One is reporting a total cash balance of $27.2 million, which provides the Company with more than adequate liquidity to fund operating costs for more than three years without liquidating any of its digital assets.

Operational Highlights

●	Executed a Letter of Intent to develop an initial 10 MW Tier 3-ready AI/HPC powered land site in Alberta, with expected readiness for end-client deployment in Q1 2027, marking the Company’s formal expansion into data center infrastructure and positioning AVAX One to capitalize on accelerating demand for compute capacity and energy-advantaged digital infrastructure. The Company has already undertaken the next steps following the LOI and has initiated the formal due diligence process, including retention of counsel in Alberta, and is in the final stages of choosing the engineering firm for the project.

●	Increased Bitcoin mining capacity to ~250 PH/s, with near-term expansion expected to exceed 300 PH/s within the next 30 days, reflecting continued investment in scalable, energy-efficient compute infrastructure.

●	Expanded Avalanche digital asset treasury to approximately 14.0 million AVAX, with over 90% actively staked, generating a ~6% annualized yield and reinforcing the Company’s focus on yield-generating onchain assets.

●	Achieved a current annualized revenue run rate of over $11.0 million, with more than $7.0 million from AVAX staking rewards and over $4.0 million from Bitcoin mining operations, based on current digital asset prices.

“Our first quarter results underscore the early success of our enhanced model that generates increased operating cash flows resulting from our diversified revenue strategy,” said Jolie Kahn, Chief Executive Officer of AVAX One. “Avalanche ranks among the most high-performing and scalable blockchain ecosystems worldwide, delivering compelling yields supported by structural scarcity from its capped supply and transaction fee burns. AVAX One was designed as the preeminent public gateway providing investors with direct, leveraged exposure to Avalanche’s continued expansion. By staking over 90% of our AVAX tokens, we generate a steady annualized yield of approximately 6%. This approach enables us to compound AVAX per share and establish a scalable, recurring revenue foundation linked to the long-term development of the Avalanche ecosystem and the increasing institutional embrace of digital assets.”

The Company continues to expand its development of the physical infrastructure required for digital compute, which is in high demand. AVAX One recently announced a Letter of Intent to develop a 10 MW Tier 3-ready powered land site in Alberta that utilizes natural gas generation behind-the-meter and is targeting Q1 2027 readiness. This investment allows the Company to own one of the critical constraints facing AI/HPC data center development: access to consistent power. The micro-grid, modular data center design powered by existing natural gas is in demand because of significantly shorter deployment timeframe, lower capital commitments, and ability to scale. Ultimately, this dual strategy positions AVAX One as one of the only publicly traded companies to own access to the scarce resources that are driving the future of digital finance and AI development.

Full Year 2026 Guidance

The Company is reiterating its previously issued guidance:

($ in Millions USD)	Current Spot Price[1]	2025 Avg. Price[2]	2025 High Price[3]
Revenue	$11M - $12M	$24M - $25M	$43M - $44M
Change vs. prior year period	~5x	~10x	~19x
EBITDA[4]	$2M - $3M	$10M - $11M	$24M - $25M

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is the first publicly traded Avalanche Treasury company, building the premier institutional gateway to the onchain financial economy powered by the Avalanche blockchain network. Through AVAX accumulation, onchain yield, and strategic acquisitions, the Company aims to compound long-term value for its shareholders while supporting the growth of the Avalanche ecosystem. Led by a team of veterans from institutional finance and public company backgrounds and advised by leaders from across the digital asset industry, AVAX One is being built to be a scalable, regulated gateway for public market investors to participate in the growth of the onchain economy. For more information, visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency

Reconciliation of GAAP and Non-GAAP Information

($ in Millions, unaudited)

Full Year 2026 Guidance Scenarios

($ in millions)	Current Spot Price	2025 Avg. Price	2025 High Price
Revenue	$11.4	$24.2	$43.3
Total operating expenses	10.6	14.9	20.3
Operating income	0.9	9.4	23.0
Other expenses	0.8	0.8	0.8
Net income from continuing operations	0.1	8.6	22.3
EBITDA Adjustments:
Depreciation and amortization	1.3	1.3	1.3
Accretion of interest on debentures	0.8	0.8	0.8
EBITDA	2.2	10.7	24.3

1 Assumes Bitcoin price of ($70,000.00) and Avalanche price of ($9.00).

2 Assumes Bitcoin price of ($101,877.40) and Avalanche price of ($22.43).

3 Assumes Bitcoin price of ($124,720.00) and Avalanche price of ($44.10).

4 The tables at the end of this press release provide a reconciliation of non-GAAP financial measures to the Company’s expected results in accordance with GAAP. (See “Reconciliation of GAAP and non-GAAP Information” below).